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                                 PROMISSORY NOTE



$5,000,000.00                                                Englewood, Colorado
                                                                  April 10, 2000

     The undersigned, CALVIN D. SMILEY, promises to pay to the order of TELECOM WIRELESS CORPORATION, a Utah corporation, 5299 DTC Blvd., Suite 1120, Englewood, Colorado 80111, the sum of Five Million Dollars ($5,000,000.00), with interest at the rate of eight percent (8%) per annum, payable in full one year after the date hereof or earlier to the extent of proceeds received by the maker from one or more loans secured in whole or in part by the collateral described herein.

     This note shall be in default and shall be immediately due and payable in full without notice or demand if the maker hereof (i) shall cease to be an executive officer and director of Telecom Wireless Corporation for any reason whatsoever, or (ii) shall be in breach or in default in the performance of any term, provision or condition of this note, that certain Subscription Agreement of even date herewith between the maker and Telecom Wireless Corporation, or that certain Security Agreement - Pledge, also of even date herewith.

     This note is secured by 2,000,000 shares of the common stock, par value $.001 per share, of Telecom Wireless Corporation, or any successor thereof into which such shares should be converted, issued in the name of Calvin D. Smiley. The holder agrees to subordinate its security interest in the collateral on commercially reasonable terms to one or more lenders which provide loans secured in whole or in part by the collateral and which remit all of the loan proceeds directly to the holder in payment or partial payment of this note.

     IT IS AGREED that if this note is not paid when due or declared due hereunder, the entire principal and accrued interest thereon shall draw interest at the rate of twelve percent (12%) per annum, and that failure to make any payment of principal or interest when due or any default under any encumbrance or agreement securing this note shall cause the whole note to become due at once, or the interest to be counted as principal, at the option of the holder of the note. The makers and endorsers hereof severally waive presentment for payment, protest, notice of non-payment and of protest, and agree to any extension of time of payment and partial payments before, at or after maturity, and if this note or interest thereon is not paid when due, or suit is brought, agree to pay all reasonable costs of collection, including a reasonable amount for attorneys' fees.



Due      April 10, 2001                    /s/ Calvin D. Smiley
    ------------------------------         ----------------------------------
                                           Calvin D. Smiley

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                          SECURITY AGREEMENT -- PLEDGE


     This Security Agreement ("Agreement") is made as of the date set forth below between Calvin D. Smiley ("Debtor"), whose mailing address is 821 W. 126th Court, Westminster, CO 80234, and Telecom Wireless Corporation, a Utah corporation ("Secured Party"), whose mailing address is 5299 DTC Boulevard, Suite 1120, Englewood, CO 80111.

                                    AGREEMENT

     1. COLLATERAL. Debtor, for consideration, hereby grants to Secured Party a security interest in the following property, delivered to Secured Party, and any and all additions and substitutions thereto or therefor from time to time delivered or agreed to be delivered by Debtor to Secured Party, and any other property, rights or interests of Debtor which shall at any time come into the possession, custody, or control of Secured Party, for any purpose and in any manner, and the proceeds, products, and accessions of and to any of the foregoing (hereinafter the "Collateral"): 2,000,000 shares of the common stock of the Secured Party (the "Collateral"), as represented by Certificate No.____, dated____, issued in the name of Debtor. Debtor has delivered, or will deliver when issued, the certificates representing the Collateral to the Secured Party.

     2. OBLIGATIONS SECURED. This Security Agreement shall secure the following obligations (the "Obligations"):

          2.1 the payment of a promissory note ("Promissory Note"), dated April 10, 2000, executed and delivered by Debtor to Secured Party in the original principal amount of $5,000,000, payable as to principal and interest as therein provided;

          2.2 performance by Debtor of the terms of the Subscription Agreement, of even date herewith ("Subscription Agreement"), between Debtor and Secured Party; and

          2.3 performance by Debtor of the terms hereinafter set forth.

     3. WARRANTIES AND COVENANTS OF DEBTOR.

          3.1 Except for the security interest granted hereby, Debtor is the owner of the Collateral, free from any liens, security interests, restrictions, setoffs, adverse claims, assessments, defaults, prepayments, defenses, and conditions precedent, except as disclosed thereon or to Secured Party.

          3.2 Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

          3.3 Debtor will not sell or offer to sell or otherwise transfer or encumber the Collateral or any interest therein without the prior written consent of Secured Party. Further, Debtor will not permit the Collateral to be attached or replevined.

          3.4 Unless and until Secured Party expressly agrees to another course of action, Secured Party shall also have a security interest in all securities and other property, rights or interests of any description at any time issued as dividends or as the result of any reclassification, split-up or other corporate reorganization. Debtor shall hold in trust for and

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     deliver promptly to Secured Party in the exact form received, all such securities or other property which comes into the possession, custody or control of Debtor. Upon demand Debtor shall execute, assign and endorse all proxies, applications, acceptances, stock powers, chattel paper, documents, instruments and other evidences of payment or writings constituting or relating to any of the Collateral or such other property. All assignments and endorsements by Debtor shall be in such form and substance as may be satisfactory to Secured Party, and Debtor hereby waives presentment, notice of dishonor, protest, demand and all other notices with respect thereto.

          3.5 Debtor will pay all taxes and assessments of every nature which may be levied or assessed against the Collateral.

     4. DIVIDENDS AND VOTING RIGHTS. During the term of this Agreement, and so long as the Debtor is not in default under this Agreement, the Debtor shall have the right to vote the Collateral on all corporate questions with respect to which the Collateral has voting rights. If Debtor defaults in the performance of his obligations under this Agreement, then Secured Party shall have the right to demand that all dividends with respect to the Collateral declared and issued by the Debtor to be paid directly to or retained by Secured Party and the nominees of the Secured Party shall have the right to exercise all voting rights with respect to the Collateral.

     5. SECURED PARTY'S RIGHTS. Secured Party shall be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Secured Party in this Agreement, and Secured Party shall not be responsible for any failure to exercise such rights, nor for its delay in so doing. Secured Party shall be deemed to have exercised reasonable care as custodian of the Collateral if it takes such action to protect and preserve the Collateral as Debtor shall request, but failure to honor any such request shall not be deemed to be a failure by Secured Party to exercise reasonable care.

     6. EVENTS OF DEFAULT. Debtor will be in default under this Agreement upon the happening of any of the following events or conditions:

          6.1 Default in the payment or breach of performance of any obligation, covenant or liability or breach of any representation or warranty contained herein, in the Note or in the Subscription Agreement;

          6.2 The making or furnishing of any warranty, representation or statement to Secured Party by or on behalf of Debtor which proves to have been false in any material respect when made or furnished;

          6.3 Loss, theft, sale or encumbrance to or of any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon;

          6.4 Death, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against Debtor;

          6.5 Any levy or attempted levy by the Internal Revenue Service or the Department of Revenue for the State of Colorado upon the assets of Debtor;

          6.6 The occurrence of any material event adversely affecting the management, business, affairs, financial condition, or prospects of the Secured Party.

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     7. RIGHTS UPON DEFAULT. Upon default and at any time thereafter, Secured
Party may declare, without notice of default or acceleration, all Obligations secured hereby immediately due and payable, and Secured Party shall have all the rights and remedies of a secured party under Article 9 of the Colorado Uniform Commercial Code ("UCC") or other applicable law and all the rights provided herein and in the Note, all of which rights and remedies shall, to the full extent permitted by law, be cumulative. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Any notice of sale, disposition or other intended action by Secured Party, sent to Debtor at the address of Debtor specified herein at least five (5) days prior to such action, shall constitute reasonable notice to Debtor. Secured Party may retain the Collateral in a strict foreclosure as provided by the UCC. If the Collateral is to be sold, Secured Party may conduct a private or public sale in one or more lots. If Secured Party elects to conduct a public sale, it shall be considered commercially reasonable if it advertises such public sale for five consecutive days in a newspaper of general circulation in and about Denver, Colorado which need only refer to the name of Telecom Wireless Corporation, a general description of the business of Telecom Wireless Corporation, a description of the Collateral and a statement of the debt owed to Secured Party. Expenses of retaking, holding, preparing for sale, selling or the like shall include Secured Party's reasonable attorney fees and legal expenses, and the same, together with all advances made by Secured Party on behalf of Debtor, shall be part of the Obligations secured hereby.

     8. POWER OF ATTORNEY. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact to execute or endorse, in the event of a default, any instrument, certificate, proxy, receipt or other document to effectuate a transfer of the Collateral, to vote the Collateral at any shareholders meeting, or to obtain dividends declared or issued by Telecom Wireless Corporation. This power of attorney shall be irrevocable and deemed to be coupled with an interest.

     9. RESTRICTED STOCK. Debtor acknowledges that the Securities Act of 1933 or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Collateral. Therefore, unless the Collateral is registered, Secured Party may sell such Collateral privately or in any other manner deemed advisable by Secured Party at such price or prices as Secured Party determines in its sole discretion. Debtor recognizes that such prohibition or restriction may cause the Collateral to have less value than it otherwise would have and that, consequently, such sale or disposition by Secured Party may result in a lower sales price than if the sale were otherwise held. Secured Party shall have no obligation to register the Collateral for sale and may be sold subject to restrictions on transfer arising under federal and state securities law, rules and regulations.

     10. NO WAIVER. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. The taking of this Security Agreement shall not waive or impair any other security that Secured Party may have or hereafter acquire for the payment of the above indebtedness, nor shall the taking of any such additional security waive or impair this Security Agreement; but said Secured Party may resort to any security it may have in the order it may deem proper.

     11. OTHER LIENS. At its option, but without obligation to Debtor, Secured Party may discharge taxes, liens, or security interests or other encumbrances at any time levied or placed on the Collateral, may order and pay for the maintenance and preservation thereof and may pay any

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necessary filing or recording fees. Debtor agrees to reimburse Secured Party on demand for payment made or any expense incurred by Secured Party pursuant to the foregoing authorization.

     12. SUCCESSORS. All rights of Secured Party hereunder shall inure to the benefit of its legal representatives, successors and assigns; and all promises and duties of Debtor shall bind his legal representatives, successors or assigns.

     13. SEVERANCE. Should any provision of this Agreement be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Agreement and all remaining provisions of this Agreement shall be fully enforceable.

     14. CONFLICT OF LAWS. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado. Further, the place where this Agreement is entered into, and the place of performance and transaction of business shall be deemed to be the State of Colorado, and in the event of litigation, the exclusive forum, venue and place of jurisdiction shall be the City and County of Denver, State of Colorado.

     DATED this 10th day of April, 2000.

                                     DEBTOR:


                                     /s/ Calvin D. Smiley
                                     ---------------------------------------
                                     Calvin D. Smiley

STATE OF COLORADO          )
                           ) ss.
COUNTY OF ARAPAHOE         )

     The foregoing instrument was acknowledged before me this 10TH day of April, 2000, by Calvin D. Smiley.

     WITNESS my hand and official seal.

     My Commission Expires:



                                  ------------------------------------------
                                  Notary Public


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